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                                                                    EXHIBIT 23.3

The Board of Directors
National Broadcasting Company, Inc.:

    We consent to the use of our report on the combined financial statements of NBC Multimedia Division as of December 31, 1997 and 1998 and for each of the years then ended included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP


New York, New York
January 28, 2000